UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 26, 2023

GlobeStar Therapeutics Corporation

(Exact name of registrant as specified in its charter)

Wyoming	333-170315	27-3480481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

719 Jadwin Avenue

Richland, WA 99352

(Address of principal executive offices)(Zip Code)

509.531.1671

(Registrant’s telephone number, including area code)

www.globestarttherapeutics.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	GSTC	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

GlobeStar Therapeutics Corporation (the “Company” or “Globestar”) (OTC PINK:GSTC), a clinical-stage pharmaceutical company focused on advancing new therapies for Multiple Sclerosis (MS) and other neurological diseases has entered into a definitive agreement with Advanced Innovative Partners (AIP) for AIP to provide advice to GlobeStar and SMI HealthCare LLC (“SMIHC”) on the global design, strategy and execution of clinical trials, regulatory filings, intellectual property rights filings, and manufacturing for Project Amethyst™. Project Amethyst™ is a compound intended to treat neurodegeneration from multiple sclerosis (MS). GSTC is the exclusive worldwide licensee for Project Amethyst™, including all patents and patent applications relating thereto.

The GlobeStar and AIP agreement has been approved by the parties' respective boards and is immediately effective. AIP will initially advise GlobeStar and SMIHC on the design and launch of an initial clinical trial in India and the associated regulatory approvals for GSTC's MS products in North America and Europe. A memorandum of understanding previously had been entered into by Globestar and AIP to design and implement clinical trials for Project Amethyst™, subject to the execution of definitive agreement. Pursuant to the parties' agreement, GlobeStar retains ownership of all intellectual property rights, and final approval of Project Amethyst™, including the right to engage additional advisors and subject matter experts. For its consulting services, AIP will be paid a monthly consulting fee and bonuses, a portion of which will be deferred and will become payable only if GlobeStar secures FDA marketing approval. If AIP introduces GlobeStar or SMIHC to potential customers, or strategic partners, subject to compliance with applicable law, AIP may also become entitled to receive commissions on certain revenues or profits derived from those relationships.

The agreement with AIP builds on the recent agreement of Globestar with SMI HealthCare LLC (SMIHC) to manage an initial clinical trial, regulatory filings, intellectual property rights filings, manufacturing, sales and distribution in India, Southeast Asia, Africa, and the Middle East. In September 2023, Globestar entered into an agreement with SMIHC to manage an initial clinical trial, regulatory filings, intellectual property rights filings, manufacturing, sales and distribution in India, Southeast Asia, Africa, and the Middle East, excluding Israel and Iraq, and for government and private aid organizations, for GlobeStar's patented Multiple Sclerosis treatment. The agreement with SMIHC was approved by the parties’ respective boards of directors. Implementation of the first phase is subject to Globestar arranging financing. The first phase includes formation of Globestar and SMIHC subsidiaries in India, the clinical trial, regulatory and intellectual property rights filings in India, identifying manufacturers, and planning for the commercial launch in India and countries in the region that accept DCGI approvals. Implementation of the second phase is expected to commence approximately nine months later, and is subject to receipt of DCGI marketing approval and GlobeStar arranging financing. The second phase may continue for the duration of patent validity, and consists initially of sales, marketing and distribution in India and thereafter, countries in SMIHC’s territory that will permit sales and distribution based upon DCGI approval. After proof of market in those countries, the intention is to seek regulatory approvals elsewhere in SMIHC’s territory in order to expand the sales and distribution of GTC’s MS products.

SMIHC is an affiliate of SMI Group LLC, a privately-held Los Angeles-based company. The chairman of SMI Group is a Globestar shareholder and consultant, though he did not advise GlobeStar on this transaction and has waived fees payable to an SMI company for introducing SMIHC to Globestar. In India, SMIHC is led by Mr. Tirumalai, who has more than 25 years of experience as an executive and advisor to health care providers, investors and aid organizations worldwide.

According to the U.S. National Institutes of Health, between 2013 and 2020, the reported incidence of MS has increased by 50% in the 81 most affected countries. Although the market potential is uncertain in many of the developing countries in SMIHC’s territory, in 2020, reported cases of MS in India reached 256,000, and total reported cases in SMIHC’s territory exceeded 600,000. According to multiple sources, the reported incidence of MS in the Middle East and Africa is rapidly growing, with treatments in the Middle East (excluding Israel) alone expected to grow from approximately $3.5 billion in 2023 to $4.5 billion in 2032. Within five years after launching sales in each country in which Globestar obtains regulatory approval, GlobeStar’s goal is to capture from 20% to 50% of the market for MS therapeutics in that country.

The agreements with AIP and with SMIHC are attached hereto as exhibits. The foregoing summaries do not purport to describe all material terms of each such agreement.

This report contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the of the Securities Exchange Act of 1934, including statements that include the words believe, expects, anticipates, or similar expressions. Such forward-looking statements involve known and unknown risks, and other factors that may cause the actual results, performance, or achievements of the Company to differ materially from those expressed or implied by such forward-looking statements.

The information in this Current Report on Form 8-K with respect to Item 8.01 (including the agreements attached hereto as Exhibits 99.1 and 99.2) is being furnished pursuant to Item 8.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act. This current report on Form 8-K (including Exhibits 99.1 and 99.2) will not be deemed an admission as to the materiality of any information contained herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Consulting Agreement with Advanced Innovative Partners dated November 2, 2023

99.2	Collaboration Agreement with SMI HealthCare LLC dated September 26, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GlobeStar Therapeutics Corporation

Date: November 13, 2023	By: /s/ James C. Katzaroff
Name: James C. Katzaroff Title: Chief Executive Officer